UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2026

NETSTREIT Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-39443	84-3356606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2021 McKinney Avenue Suite 1150 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(972) 200-7100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NTST	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 13, 2026, NETSTREIT Corp., a Maryland corporation (the “Company”), completed a public offering of 12,627,000 shares of its common stock, $0.01 per share (the “Common Stock”), including 1,647,000 shares sold pursuant to the Underwriters’ (as defined below) option, at the public offering price of $19.00 per share of Common Stock (the “Offering”), pursuant to an underwriting agreement, dated February 11, 2026 (the “Underwriting Agreement”), among (i) the Company, (ii) NETSTREIT, L.P., (iii) Wells Fargo Bank, National Association (“Wells Fargo”) and Bank of America, N.A. (“Bank of America”), in their capacity as forward purchasers, (iv) Wells Fargo and Bank of America, in their capacity as forward counterparties and (v) Wells Fargo Securities, LLC and BofA Securities, Inc., as representatives of the of the several underwriters named therein (the “Underwriters”). The Company granted the Underwriters a 30-day option to purchase up to 1,647,000 additional shares of Common Stock on the same terms and conditions, which the Underwriters exercised in full on February 12, 2026. In connection with the offering and the exercise of the option, the Company entered into forward sale agreements (each a “Forward Sale Agreement” and collectively, the “Forward Sale Agreements”) with each of Wells Fargo and Bank of America, as forward counterparties. In connection with the Forward Sale Agreements, the forward purchasers or their affiliates borrowed from third parties and sold to the Underwriters 12,627,000 shares of Common Stock. The Common Stock described above was offered pursuant to the Company’s registration statement on Form S-3 (File No. 333-281479), including the base prospectus therein, which became effective upon filing with the Securities and Exchange Commission on August 12, 2024, as supplemented by the prospectus supplement dated February 11, 2026 relating to the Offering.

The Company will not initially receive any proceeds from the sale of shares of its Common Stock by the forward purchasers. The Company expects to physically settle the Forward Sale Agreements (by the delivery of shares of Common Stock) and receive proceeds from the sale of those shares upon one or more forward settlement dates, which shall occur no later than February 11, 2027. The Company may also elect to cash settle or net share settle all or a portion of its obligations under a Forward Sale Agreement if it concludes it is in the Company’s best interest to do so. If the Company elects to cash settle a Forward Sale Agreement, it may not receive any proceeds and it may owe cash to the relevant forward counterparty in certain circumstances.

The foregoing description of the Forward Sale Agreements and the Underwriting Agreement are not complete and are qualified in their entirety by reference to the Forward Sale Agreements filed herewith as Exhibits 1.1, 1.2, 1.3 and 1.4 and the Underwriting Agreement filed herewith as Exhibit 1.5 to this Current Report on Form 8-K, and such exhibits are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1+	Forward Sale Agreement, dated as of February 11, 2026, between the Company and Wells Fargo.
1.2+	Forward Sale Agreement, dated as of February 11, 2026, between the Company and Bank of America.
1.3+	Forward Sale Agreement, dated as of February 12, 2026, between the Company and Wells Fargo.
1.4+	Forward Sale Agreement, dated as of February 12, 2026, between the Company and Bank of America.
1.5+	Underwriting Agreement, dated February 11, 2026, by and among the Company, NETSTREIT, L.P., Wells Fargo and Bank of America, in their capacity as forward purchasers, Wells Fargo and Bank of America, in their capacity as forward counterparties and Wells Fargo Securities, LLC and BofA Securities, Inc., as representatives of the several underwriters named therein.
5.1	Opinion of Morrison & Foerster LLP.
8.1	Opinion of Morrison & Foerster LLP regarding tax matters.
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 8.1).
104	Cover page interactive data file (embedded within the inline XBRL document).

+

Certain of the schedules and attachments to this exhibit have been omitted in accordance with Regulation S-K, Item 601(a)(5). The registrant hereby undertakes to provide further information regarding such omitted materials to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSTREIT Corp.

February 13, 2026	/s/ DANIEL DONLAN
Date	Daniel Donlan
Chief Financial Officer and Treasurer
(Principal Financial Officer)